Exhibit 99.1

ETHYL CORPORATION ANNOUNCES CONTINUED EARNINGS IMPROVEMENT

•	Petroleum additives and TEL earnings improve for the year and quarter
•	Petroleum additives sales increase for the year
•	Debt reduced $81 million in 2003

Richmond, VA, February 2, 2004–Ethyl Corporation (NYSE:EY) –President and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report for the fourth quarter and year 2003 and update on the company’s operations.

We are pleased to report to you that 2003 was a year of continuing accomplishments. We met our goals of improving earnings, continuing to reduce debt and establishing a long-term capital structure. Earnings improved in both our Petroleum Additives and TEL segments. Our debt reduction was significant and exceeded our target. The long-term borrowing structure entered into in April of 2003 provides us with our desired platform to enable us to continue to build for the future.

Our results reflect these accomplishments. For the year 2003, earnings excluding discontinued operations and certain nonrecurring items were $20.7 million, or $1.23 per share, a significant improvement over earnings on the same basis last year of $12.0 million or 72 cents per share. On this same basis, earnings for the fourth quarter 2003 also showed improvement with income of $4.7 million, or 28 cents per share, compared to earnings of $1.0 million or 6 cents per share for fourth quarter 2002. For clarification, the nonrecurring items and discontinued operations are disclosed individually in the summary of earnings chart at the end of this press release which total to net income under generally accepted accounting principles.

Earnings for this year’s fourth quarter did not include any discontinued operations or significant nonrecurring items; however, fourth quarter last year, as well as the total year earnings for 2003 and 2002, included such items. On this basis, net income for 2003 amounted to $37.1 million, or $2.21 per share, compared to net income for 2002 of $9.9 million or 59 cents per share. Net income for last year’s fourth quarter was $3.1 million, or 18 cents per share.

Petroleum additives segment operating profit before nonrecurring items improved 13 percent over last year. This represents the best earnings results from this segment since 1999. Net sales were also up 15 percent reflecting higher sales in all of our major petroleum additives product lines. Margins continued to be adversely affected by rising raw material costs as only a small portion was recovered through increased pricing. Earnings also benefited from a favorable foreign exchange impact as the dollar continued to weaken against the Euro and Yen. Our commitment to supplying our customers with top quality products is reflected in our increased research, development and testing costs which are part of our ongoing effort to improve our products and services to meet our customers’ needs.

Operating profit in our TEL segment also improved for this year and fourth quarter compared to last year’s periods. While volumes shipped declined as we expected, the improved earnings reflect the benefit of improved pricing and the absence in 2003 of certain cost incurred in the 2002 periods.

We continue to make excellent progress on our debt reduction program. For the year 2003, we reduced debt $81 million. The net proceeds from the sale of our phenolic antioxidant business contributed $19 million to the debt reduction. Lower interest expense also benefited our earnings.

We are extremely pleased with the continuing improvement in earnings as well as our progress on debt reduction. Our debt is now at a point where it will not be a significant focus in our future communications with the investing public. As we look toward 2004, we continue to face a difficult external environment. This environment is characterized by the factors we have discussed throughout 2003; namely, margin compression as raw material prices increase, continuing demand for new high performance products, and a highly competitive marketplace. Despite these challenges, Ethyl dedicated employees around the world continue to find ways to bring increased value to our customers and shareholders. We salute their continuing commitment and the progress they have achieved.

Sincerely,

Thomas E. Gottwald

This press release contains a brief summary of the fourth quarter and year results. Please see our Annual Report on Form 10-K filing for a more complete discussion of our business results.

Fourth quarter 2002 and earnings for both years 2003 and 2002 include significant nonrecurring items and discontinued operations as noted in the table below. The following summary of

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earnings totaling net income under generally accepted accounting principles is included below as part of the earnings release.

Summary of Earnings for the Fourth Quarter and Year:
	Fourth Quarter Ended December 31		Year Ended December 31
	2003	2002	2003	2002
Net income:
Earnings excluding discontinued operations and nonrecurring items	$4.7	$1.0	$20.7	$12.0
Discontinued operations including 2003 gain on sale of phenolic antioxidant business (1)	—	0.7	14.8	2.9
Nonrecurring items (1)	—	1.4	1.6	(5.0)

Net income	$4.7	$3.1	$37.1	$9.9

Basic earnings per share (2):
Earnings excluding discontinued operations and nonrecurring items	$0.28	$0.06	$1.23	$0.72
Discontinued operations including 2003 gain on sale of phenolic antioxidant business (1)	—	0.04	0.88	0.17
Nonrecurring items (1)	—	0.08	0.10	(0.30)

Net income	$0.28	$0.18	$2.21	$0.59

(1)	Details included in notes to accompanying financial statements

(2)	Information on diluted earnings per share is included in the accompanying Segment Results and Other Financial Information Statement.

# # #

As a reminder, a conference call and Internet web cast is scheduled for 2:00 p.m. EST on February 5, 2004 to review 2003 financial results. You can access the conference call live by dialing 800-404-1354 (domestic) or 706-643-0825 (international) and requesting the Ethyl conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the Company’s website at www.Ethyl.com or www.vcall.com. A teleconference replay of the call will be available until February 8, 2004 at 11:55 p.m. EST by dialing 800-642-1687 (domestic) and 706-645-9291 (international). The replay pass code is 5110759. A web cast replay will be available for 30 days.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Ethyl’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not

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differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: timing of sales orders; gain or loss of significant customers; competition from other manufacturers; a significant rise in interest rates; resolution of environmental liabilities; changes in the demand for Ethyl’s products; significant changes in new product introduction; increases in product cost; the impact of fluctuations in foreign exchange rates on reported results of operations; changes in various markets; geopolitical risks in certain of the countries in which Ethyl conducts business; the impact of consolidation of the petroleum additives industry; and other factors detailed from time to time in the reports that Ethyl files with the Securities and Exchange Commission, including the risk factors in Item 7A, “Quantitative and Qualitative Disclosures About Market Risk” of Ethyl’s 2002 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by Ethyl in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for Ethyl to predict these events or how they may affect the company. Ethyl has no duty to, and does not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

To the extent that this press release contains non-GAAP financial measures, it also presents both the most directly comparable financial measures calculated and presented in accordance with GAAP and a quantitative reconciliation of the difference between any such non-GAAP measures and such comparable GAAP financial measures. For management’s statement concerning the reasons why management believes that presentation of non-GAAP measures provides useful information to investors concerning Ethyl’s financial condition and results of operations, see the Form 8-K furnished to the Securities and Exchange Commission on February 2, 2004.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@ethyl.com

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ETHYL CORPORATION AND SUBSIDIARIES

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

(In millions except per share amounts, unaudited)

	Fourth Quarter		Twelve Months
	2003	2002	2003	2002
Net sales:
Petroleum additives	$202.1	$165.4	$746.8	$648.5
Tetraethyl lead	3.1	1.1	9.5	7.9

Total	$205.2	$166.5	$756.3	$656.4

Segment operating profit:
Petroleum additives before nonrecurring items	$11.8	$6.9	$59.4	$52.4
Nonrecurring items (a)	—	—	0.1	(1.2)

Total petroleum additives	11.8	6.9	59.5	51.2
Tetraethyl lead	7.5	5.9	24.7	16.8
Nonrecurring items (a)	—	—	2.4	(1.6)

Total tetraethyl lead	7.5	5.9	27.1	15.2

Segment operating profit	19.3	12.8	86.6	66.4
(Deduct) add back nonrecurring items to reconcile Segment Reporting to Consolidated Statements of Income (b)	—	—	(2.5)	3.1
Corporate unallocated expense	(5.2)	(4.8)	(18.6)	(14.9)
Interest expense	(4.8)	(5.6)	(21.2)	(25.6)
Loss on impairments of nonoperating assets (a)	—	—	—	(4.0)
Domestic pension expense	(1.5)	(1.1)	(5.9)	(4.5)
Other expense, net	(2.0)	(0.4)	(9.1)	(7.2)

Income from continuing operations before income taxes	$5.8	$0.9	$29.3	$13.3

Net income:
Earnings excluding discontinued operations and nonrecurring items	$4.7	$1.0	$20.7	$12.0
Discontinued operations (c)	—	0.7	14.8	2.9
Nonrecurring items (a)	—	1.4	1.6	(5.0)

Net income:	$4.7	$3.1	$37.1	$9.9

Basic earnings per share:
Earnings excluding discontinued operations and nonrecurring items	$0.28	$0.06	$1.23	$0.72
Discontinued operations (c)	—	0.04	0.88	0.17
Nonrecurring items (a)	—	0.08	0.10	(0.30)

Net income	$0.28	$0.18	$2.21	$0.59

Diluted earnings per share:
Earnings excluding discontinued operations and nonrecurring items	$0.28	$0.06	$1.22	$0.72
Discontinued operations (c)	—	0.04	0.88	0.17
Nonrecurring items (a)	—	0.08	0.09	(0.30)

Net income	$0.28	$0.18	$2.19	$0.59

Notes to Segment Results and Other Financial Information

(a)	Nonrecurring items after income taxes are shown below. The gain on the implementation of Statement of Financial Accounting Standards (SFAS) No. 143, as well as the impairment of goodwill and engine oil additives rationalization, are included in segment operating profit.

Gain on implementation of SFAS No. 143	$—	$—	$1.6	$—
Impairment of goodwill	—	—	—	(2.5)
Gain (loss) on impairments of nonoperating assets	—	1.4	—	(2.7)
Engine oil additives rationalization	—	—	—	0.2

	$—	$1.4	$1.6	$(5.0)

(b)	For segment reporting, the 2003 gain on the implementation of SFAS No. 143, as well as the 2002 impairment of goodwill, is shown in operating profit as nonrecurring items. In the Consolidated Statements of Income, these items are shown as cumulative effect of accounting changes in both years.
(c)	Discontinued operations reflect the phenolic antioxidant business, which was sold in January 2003. The twelve months 2003 amount is the gain on the disposal of the business ($23.2 million before tax). The fourth quarter and twelve months 2002 amount represents the earnings of the business.

Attachment 1 of 4

ETHYL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2003	2002	2003	2002

Net sales	$205,206	$166,481	$756,341	$656,350
Cost of goods sold	164,609	135,456	590,430	518,031

Gross profit	40,597	31,025	165,911	138,319

TEL marketing agreements services	8,959	7,269	29,603	25,756
Selling, general, and administrative expenses	25,645	20,874	89,001	74,181
Research, development, and testing expenses	14,450	13,360	56,954	50,504

Operating profit	9,461	4,060	49,559	39,390
Interest and financing expenses	4,719	5,622	21,128	25,574
Other income (expense), net (a)	1,016	2,483	911	(547)

Income from continuing operations before income taxes	5,758	921	29,342	13,269
Income tax expense (benefit)	1,039	(1,521)	8,718	3,756

Income from continuing operations	4,719	2,442	20,624	9,513

Discontinued operations (b)
Gain on disposal of business (net of tax)	—	—	14,805	—
Income from operations of discontinued business (net of tax)	—	684	—	2,901

Income before cumulative effect of accounting changes	4,719	3,126	35,429	12,414

Cumulative effect of accounting changes (net of tax) (c)	—	—	1,624	(2,505)

Net income	$4,719	$3,126	$37,053	$9,909

Basic earnings per share:
Income from continuing operations	$0.28	$0.14	$1.23	$0.57
Discontinued operations (net of tax) (b)	—	0.04	0.88	0.17
Cumulative effect of accounting changes (net of tax) (c)	—	—	0.10	(0.15)

	$0.28	$0.18	$2.21	$0.59

Diluted earnings per share:
Income from continuing operations	$0.28	$0.14	$1.22	$0.57
Discontinued operations (net of tax) (b)	—	0.04	0.88	0.17
Cumulative effect of accounting changes (net of tax) (c)	—	—	0.09	(0.15)

	$0.28	$0.18	$2.19	$0.59

Shares used to compute basic earnings per share	16,768	16,689	16,733	16,689

Shares used to compute diluted earnings per share	17,082	16,737	16,940	16,732

Notes to Consolidated Statements of Income

(a)	Other income (expense), net for fourth quarter 2002 and twelve months 2002 includes $2.4 million ($1.6 million after tax) interest income from a lawsuit settlement. Twelve months 2002 also includes $1.2 million ($800 thousand after tax) interest income from a settlement with the IRS, as well as a loss on the impairment of nonoperating assets of $4.1 million ($2.7 million after tax) and expenses related to debt refinancing activities of $1.3 million.

(b)	Discontinued operations reflect the phenolic antioxidant business, which was sold in January 2003. The gain on the disposal of this business was $23.2 million ($14.8 million after tax or $.88 per share).

(c)	The cumulative effect of accounting change for twelve months 2003 reflects the gain of $2.5 million ($1.6 million after tax or $.10 per share) recognized upon the adoption of Statement of Financial Accounting Standard (SFAS) No. 143 on January 1, 2003. The twelve months 2002 amount reflects the impairment of goodwill of $3.1 million ($2.5 million after tax or $.15 per share) resulting from the January 1, 2002 adoption of SFAS No. 142.

Attachment 2 of 4

ETHYL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31 2003 (unaudited)	December 31 2002
ASSETS

Current assets:
Cash and cash equivalents	$29,052	$15,478
Restricted cash	1,903	683
Trade and other accounts receivable, less allowance for doubtful accounts ($2,382 - 2003; $911 - 2002)	132,542	124,430
Receivable - TEL marketing agreements services	2,456	7,418
Inventories	124,428	104,046
Prepaid expenses	3,810	2,232
Deferred income taxes	11,296	14,339
Assets of discontinued operations (a)	—	4,323

Total current assets	305,487	272,949

Property, plant and equipment, at cost	751,919	746,237
Less accumulated depreciation and amortization	577,686	547,518

Net property, plant and equipment	174,233	198,719

Prepaid pension cost	21,829	24,995
Deferred income taxes	5,471	9,494
Other assets and deferred charges	75,564	80,756
Intangibles, net of amortization	62,849	69,338

Total assets	$645,433	$656,251

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$53,589	$44,130
Accrued expenses	50,691	38,778
Long-term debt, current portion	6,978	40,537
Income taxes payable	10,055	6,288

Total current liabilities	121,313	129,733

Long-term debt	201,839	249,530
Other noncurrent liabilities	122,598	123,910

Shareholders’ equity
Common stock ($1 par value)
Issued - 16,786,009 in 2003 and 16,689,009 in 2002	16,786	16,689
Additional paid in capital	67,091	66,766
Accumulated other comprehensive loss	(20,164)	(29,294)
Retained earnings	135,970	98,917

	199,683	153,078

Total liabilities and shareholders’ equity	$645,433	$656,251

Notes to the Consolidated Balance Sheets

(a)	Assets of discontinued operations reflect the accounts of the phenolic antioxidant business sold in January 2003.

Attachment 3 of 4

ETHYL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Twelve Months Ended December 31
	2003	2002
Cash and cash equivalents at beginning of year	$15,478	$12,382

Cash flows from operating activities:
Net income	37,053	9,909
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	46,256	47,054
Amortization of deferred financing costs	4,135	5,368
Gain on sale of phenolic antioxidant business	(23,196)	—
Cumulative effect of accounting changes	(2,549)	3,120
Noncash pension expense	9,389	6,490
TEL working capital advance	1,693	1,006
Deferred income tax expense (benefit)	3,057	(3,434)
Net loss on impairments	—	4,033
Working capital changes	7,654	4,012
Proceeds from legal settlement	4,825	—
Cash pension contributions	(8,888)	(3,004)
Proceeds from contract settlement	—	2,700
Other, net	2,297	5,419

Cash provided from operating activities	81,726	82,673

Cash flows from investing activities:
Capital expenditures	(11,617)	(12,671)
Proceeds from sale of phenolic antioxidant business	27,770	—
Proceeds from sale of certain assets	12,576	—
Prepayment for TEL marketing agreements services	(3,200)	(19,200)
Other, net	446	166

Cash provided from (used in) investing activities	25,975	(31,705)

Cash flows from financing activities:
Repayment of debt—old agreements	(284,519)	(77,426)
Net borrowings-old agreements	—	32,040
Issuance of senior notes and term loan	265,000	—
Repayments on term loan	(61,193)	—
Debt issuance costs	(13,299)	(1,982)
Other, net	(116)	(504)

Cash used in financing activities	(94,127)	(47,872)

Increase in cash and cash equivalents	13,574	3,096

Cash and cash equivalents at end of period	$29,052	$15,478

Notes to the Condensed Consolidated Statements of Cash Flows

Prior periods have been reclassified to conform to the current presentation.

Attachment 4 of 4